INSURANCE CAPITAL BUILD-UP INCENTIVE PROGRAM
                                  SURPLUS NOTE

Amount $25,000,000

Term: 20 years

Payment Dates: October 1, January 1, April 1, and July 1

Interest Rate Determination Date: The interest rate shall be determined two business days prior to the payment date in order to set the rate for the following quarter.

Day Count: actual days divided by 360 for the specified quarter.

This Surplus Note is executed this 9th day of November, 2006, by and between Universal Property & Casualty Insurance Company, (NAIC # 10861), an Insurer authorized to write residential property and casualty insurance in Florida ("Insurer"), and The State Board of Administration of Florida ("Board"), the parties. It is deemed to be in the best interest of the Insurer to increase its Surplus as to policyholders for the purpose of increasing the number of new residential policies covering the risk of hurricanes the Insurer writes in Florida.

The Insurer's application for this Surplus Note was received by the Board on June 15, 2006, and the Insurer has, on or before the date of this Surplus Note contributed $25 million in New Capital, as defined below, to its Surplus.

For and in consideration of the mutual agreements as set forth, the Insurer hereby makes a contribution to Surplus in New Capital of $25 million and covenants to meet the Minimum Writing Ratio of Net Written Premium to Surplus of at least 2:1 for the term of this Surplus Note.

DEFINITIONS APPLICABLE TO THIS SURPLUS NOTE:
(a) "Applicant" means the Insurer making application under the Program.
(b) "Approve," "Approving," "Approved," or "Approval" means the Insurer's application has been approved contingent upon a review and prioritization of all the applicants who may have applied for the limited funds available under the Program during the application periods specified in (4)(e), (f), or (g) of Rule 19-15.001. If the amount of the Surplus Notes requested does not exceed the funds available during these application periods, it will not be necessary for the Board to prioritize applicants prior to distributing funds, but in all cases the Insurer shall be required to contribute New Capital and provide verification of a deposit prior to the Board distributing the proceeds derived from the Surplus Note.
(c) "Board" means the State Board of Administration of Florida.
(d) "Cash" or "Cash Equivalents" means unencumbered cash or unencumbered cash equivalents as specified in Section 625.012(1), F.S. Cash Equivalents are short-term, highly liquid investments, with original maturities of 3 months or less, which are both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates.


                                       1                Form SBA 15-2, new 11/06
                                                          Rule 19-15.001, F.A.C.

(e) "Impair" or "Impaired" means the Insurer's Surplus is below the Minimum Required Surplus as specified in Section 215.5595(2)(c), F.S.
(f) "Insurer" means an authorized insurance company seeking to participate in the Program.
(g) "Minimum Capital Contribution" means, with respect to Insurers who apply to the Board by July 1, 2006, a contribution of New Capital to its Surplus which is at least equal to the amount of the Surplus Note. "Minimum Capital Contribution" means, with respect to all other applicants applying after July 1, 2006 and before June 1, 2007, a contribution to its Surplus that is twice the amount of the Surplus Note.
(h) "Minimum Required Surplus" means, for purposes of this Program, that the Insurer's total Surplus, after the issuance of the Surplus Note and New Capital contribution equals at least $50 million.
(i) "Minimum Writing Ratio" means a 2:1 ratio of Net Written Premium to Surplus.
(j) "Net Written Premium" means direct Premium plus assumed Premium less ceded Premium.
(k) "New Capital" must be in the form of Cash or Cash Equivalents and be recorded as additional paid-in capital or new stock issued. New Capital does not include Citizens Property Insurance Corporation take-out bonuses pursuant to
Section 627.3511, F.S. A New Capital contribution does not constitute contributions by the Insurer made prior to the Insurer's application date for the Surplus Note or any other funds contributed to the Insurer's Surplus which are made for purposes other than in conjunction with the requirements of the Program.
(l) "Surplus Note" means the Surplus Note issued by the Insurer to the Board.
(m) "Office"  means the Office  of  Insurance  Regulation,  which was created in
Section  20.121(3),  F.S.
(n) "Premium" means premiums relating to residential property insurance in Florida including the peril of wind.
(o) "Program" means the Insurance Capital Build-Up  Incentive Program created by
Section 215.5595, F.S.
(p) "Substantial Impairment" or "Substantially Impair" means that the Commissioner of Insurance Regulation (Commissioner) has solvency concerns that the Insurer may not be able to meet the obligations of its policyholders and has provided the Board with a written explanation.
(q) "Surplus" means the Insurer's admitted assets less the Insurer's liabilities and refers to the entire Surplus of the Insurer.

THIS SURPLUS NOTE IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:
(1) No Prepayment Penalties: There is no penalty for pre-payment of this Surplus Note.
(2) Surplus Note Proceeds: The Surplus Note proceeds will be distributed by the issuance of a check to the Insurer unless the Insurer provides a resolution passed by the Insurer's governing board, authorizing and requesting a wire transfer of the Note proceeds and providing wire transfer instructions.
(3) Statutory Requirements:
(a) Minimum Required Surplus: Insurer represents, as a condition of obtaining this Surplus Note, that Insurer's Surplus, New Capital, and the Surplus Note, when added together, equals at least $50 million.
(b) $50 million Limit for Insurers and Insurer Groups: The Insurer represents that the Program proceeds to be made available to the Insurer under this Surplus Note, together with Program proceeds already received or applied for by other

                                       2                Form SBA 15-2, new 11/06
                                                          Rule 19-15.001, F.A.C.

members of the Insurer group, when added together does not exceed $50 million.
(c) New Capital Contributions to Surplus: The contribution to Surplus is made in the form of cash and meets or exceeds the Minimum Capital Contribution as defined above. This (These) asset(s) have been approved by the Office as found to be acceptable assets pursuant to Part II of Chapter 625, F.S.
(d) Depository Letter: Prior to the execution of this Surplus Note, Insurer has provided to the Board a letter from a depository institution which states the amount of unencumbered Cash or Cash Equivalents that have been deposited into the Insurer's account.
(e) Writing Ratio: The Insurer represents that it is now at the Minimum Writing Ratio and will maintain the Minimum Writing Ratio during the term of the Surplus Note. In the alternative, the Insurer may represent that it is not currently at the Minimum Writing Ratio, but it will meet that ratio within sixty days from the date the Surplus Note is executed and will maintain the Minimum Writing Ratio for the term of the Surplus Note.
(f) The Insurer represents that it will make all quarterly filings using Form SBA 15-3 to the Office. This Form is available on the Board's website, www.sbafla.com, under "Insurance Capital Build-Up Incentive Program" then "Quarterly Net Written Premium Report."
(4) Payment Conditions:
(a) Payment  Address:  Payments   shall be  quarterly  and shall be  remitted as
follows:

      The instructions for wiring funds for loan repayments are as follows:


                             BANK OF AMERICA - TAMPA
                                 ABA #026009593
                CREDIT: STATE BOARD OF ADMINISTRATION OF FLORIDA
                              ACCOUNT #003660048119

                 You will need to instruct your bank to wire the funds to our bank as named above. Please have your bank reference your NAIC number and your company name on all wires.

                 Send an email notice of your payment before 11:00 a.m. ET the day your money is coming to the Board. Notification should be sent to
                                        ICBP@sbafla.com
                 and should include your NAIC number, company name, effective date of payment, and amount of payment. Indicate portion of payment allocated to principal and the portion allocated to interest. Failure to notify the SBA may result in a delay of credit for payment.

(b) Interest Rate: The Surplus Note shall accrue interest on the unpaid principal balance at a rate equivalent to the 10-year U.S. Treasury Bond rate. The rate will be adjusted quarterly for the term of the Surplus Note based on the 10-year Constant Maturity Treasury rate.
(c) Interest for the First Three Years: For the first three years of the Surplus Note, Insurer is required to pay interest only. However, principal payments can be made during this time. Interest payments shall begin to accrue from the date of this Surplus Note.

                                       3                Form SBA 15-2, new 11/06
                                                          Rule 19-15.001, F.A.C.

(d) Repayment Limitations: Any payment of principal or interest by the Insurer on this Surplus Note must be approved by the Commissioner, who shall approve the payment unless the Commissioner determines that such payment will Substantially Impair the financial condition of the Insurer. If such a determination is made, the Commissioner shall approve such payment that will not Substantially Impair the financial condition of the Insurer. The Board will seek approval of payments from the Commissioner and will notify any Insurer if a payment of principal and/or interest has been disapproved or, if a lower amount has been approved, the amount by which the usual payment is to be reduced.
(5) Default: Conditions, Consequences, and Insurer Responsibilities.
(a) Conditions Resulting in Default:
1. Failure to reach the Minimum Writing Ratio within 60 days of an Insurer receiving the proceeds of the Surplus Note distributed by the Board or the failure to maintain the Minimum Writing Ratio once reached unless a supplemental agreement is provided for in the Surplus Note that allows the Insurer more time to reach the Minimum Writing Ratio due to financial considerations.
2. Failure to submit quarterly filings of Form SBA 15-3 to the Office.
3. Failure to maintain the Minimum Required Surplus except for situations involving the payment of losses resulting from a catastrophic event or a series of events resulting in catastrophic losses or where Minimum Required Surplus is reduced as a result of the accounting treatment for deferred acquisition costs.
4. Misuse of Program Proceeds: The Surplus Note will be in default if proceeds received pursuant to the Surplus Note are converted into any asset not authorized under Part II of Chapter 625, F.S.
5. Failure to make a payment of interest and/or principal where the payment by the Insurer has been approved by the Office.
6. Failure to make a payment of interest and/or principal where the payment by the Insurer has not been approved by the Office, but alternative payments have been approved.
7. False or Misleading Statements. Any representations, including those made in the application and/or accompanying documentation, which is false or misleading.
8. When the Insurer pays any ordinary or extraordinary dividend when there are payments of principal or interest payments that are past due under the Surplus Note.
(b) Consequences of Default: For all defaults, the Board, in its sole discretion, may exercise any one of the following options:
1. Increase the interest rate to the maximum interest rate permitted by law;
2. Accelerate the repayment of principal and interest;
3. Shorten the term of the Surplus Note;
4. Call the Surplus Note and demand full repayment.
(c) Insurer responsibilities: The Insurer shall notify the Board when any of the above conditions resulting in default arises.
(6) Reorganization, Dissolution, or Liquidation: In the event of reorganization, dissolution, 100% reinsurance or liquidation of Insurer, pursuant to Section 215.5595(5), F.S., the Board shall be treated as a class 3 creditor pursuant to
Section  631.271,  F.S.,  for the unpaid  principal and interest on this Surplus
Note.
(7) Resolution by Governing Board: The Insurer's governing board has passed a resolution which authorizes Insurer to enter into this Surplus Note and to meet all the requirements contained in this Surplus Note.

                                       4                Form SBA 15-2, new 11/06
                                                          Rule 19-15.001, F.A.C.

(8) Governing Law: This Surplus Note is governed by the laws of the State of Florida, without giving effect to conflict of law provisions thereof. Any dispute or claim arising out of or in connection with this Surplus Note will be submitted exclusively to the Circuit Court for the Second Judicial Circuit, in and for Leon County, Florida for trial and determination by the court. The parties consent to the jurisdiction of such court and to service of process outside the State of Florida pursuant to the requirements of such court in any matter submitted to it.
(9) Supplemental Agreements:
(a) Under the "Terms and Conditions" section above, the representation in (3)(e) is waived.
(b) The Insurer and the Board agree that the  default  condition  referenced  in
(5)(a)(1) above which relates to the failure to reach the Minimum Writing Ratio within 60 days shall be waived due to the likelihood that its attainment may have an adverse financial impact.
(c) In lieu of provision (5)(a)( 1), the Insurer agrees that the 2:1 Minimum Writing Ratio requirement will be met by June 1, 2007, that the Insurer will write new policies consistent with its business plan described in the Surplus Note Application, and that the Insurer's writing ratio will progressively move toward the attainment of the 2:1 Minimum Writing Ratio each quarter during the specified time frame.
(d) Should the Insurer fail to increase its writing ratio for two consecutive quarters prior to June 1, 2007, fail to obtain the 2:1 Minimum Writing Ratio by June 1, 2007, or drop below the 2:1 Minimum Writing Ratio once it is obtained for two consecutive quarters; the Board and the Insurer agree that the interest rate as specified in provision (4)(b) will increase while this situation lasts by 25 basis points if the resulting writing ratio is between 1.5:1 and 2:1 and the interest rate will increase by 450 basis points if the writing ratio is below 1.5:1. If the writing ratio remains below 1.5:1 for three consecutive quarters after June 1, 2007, the Insurer agrees to repay a portion of the Surplus Note such that the Minimum Writing Ratio will be obtained for the following quarter.
(e) If the full payment of principal and interest are not received when due as a result of the Commissioner not approving the Insurer's repayment or repayments, the Board may lengthen the term of the Surplus Note and make any other adjustments with the Approval of the Commissioner that will be necessary to protect the state's interest in the repayment of the Surplus Note. Interest will continue to accrue. The Insurer agrees to accept such terms and adjustments.
(f) Interest shall continue to accrue in any situation involving a default.
(g) A late fee in the amount of 5% of the invoiced amount may be charged if a payment is received five calendar days after the due date except such fee will not be charged if it results from a delay beyond the control of the insurer arising from the Office's disapproval of the payments or delay in issuing approval of the payment of interest or principal.
(10) Entire Agreement: This Surplus Note contains the entire agreement between the above referenced parties. There are no other addendums or agreements with any other party which form a part of this contract.

                                                        Form SBA 15-2, new 11/06
                                                          Rule 19-15.001, F.A.C.

     IN WITNESS WHEREOF, this agreement has been executed as of the date above.


Attest to:

By: /s/ Bradley I. Meier                               Bradley I. Meier
    ---------------------                          -----------------------
            Name                                      Print Name & Title


        STATE OF  Florida                       }
                --------------------------------
        COUNTY OF Broward                       }
                 -------------------------------

     The foregoing instrument was acknowledged before me by Bardley I. Meier, personally known to me _X_ or who presented as identification _________________ this 7th day of November, 2006.



     /s/ Janet Conde
     ---------------------------
     NOTARY PUBLIC
     My Commission Expires:


Attest to:

By: /s/ Sean P. Downes                                  Sean P. Downes
    ----------------------------                     ---------------------
            Name                                      Print Name & Title


        STATE OF Florida                        }
        ----------------------------------------
        COUNTY OF Broward                       }
        ----------------------------------------

     The foregoing instrument was acknowledged before me by Sean P. Downes, personally known to me _X_ or who presented as identification _________________ this 7th day of November, 2006.



     /s/ Janet Conde
     ---------------------------
     NOTARY PUBLIC
     My Commission Expires:

                                       6                Form SBA 15-2, new 11/06
                                                          Rule 19-15.001, F.A.C.

Attest to:

The State Board of Administration of Florida


By: /s/ Coleman Stipanovich                                   11-09-06
    --------------------------------------               -----------------
     Coleman Stipanovich                                       Date
     Executive Director
















                                       7                Form SBA 15-2, new 11/06
                                                          Rule 19-15.001, F.A.C.